EXHIBIT 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
 2012 FIRST QUARTER FINANCIAL RESULTS

KILGORE, Texas, May 2, 2012 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the first quarter ended March 31, 2012.

Martin Midstream Partners L.P. (“the Partnership”) reported net income for the first quarter of 2012 of $10.5 million, or $0.40 per limited partner unit.  This compared to net income for the first quarter of 2011 of $7.3 million, or $0.31 per limited partner unit.  Revenues for the first quarter of 2012 were $338.3 million compared to $283.0 million for the first quarter of 2011.

For the quarter ended March 31, 2012, net income was not impacted by non-cash derivative losses. For the first quarter of 2011, net income was impacted negatively by $0.5 million, or $0.02 per limited partner unit, in non-cash derivatives net losses from certain commodity and interest rate hedges that are subject to mark-to-market accounting.

The Partnership’s distributable cash flow for the first quarter of 2012 was $22.8 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership’s consolidated financial statements as of and for the quarter ended March 31, 2012 and certain prior periods.  These financial statements should be read in conjunction with the information contained in the Partnership’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 7, 2012.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said, “We are pleased with the Partnership’s first quarter financial performance.  For the quarter we earned distributable cash flow of approximately $22.8 million and a strong distribution coverage ratio of 1.17 times.  The Partnership benefitted from stronger than expected performance in our Sulfur Services Segment as our fertilizer and molten sulfur divisions continued their positive momentum and strong margin levels we saw in the fourth quarter last year.  Operationally, our fertilizer production units are running at very high levels of utilization that coincides with strong customer demand for our product offerings.

Collectively, Terminalling and Storage, Natural Gas Service and Marine Transportation were all slightly below management’s expectations for the quarter.  However, we continue to be optimistic regarding the throughput level at our marine shore based assets as incremental deep-water offshore drilling seems imminent.  Additionally, our marine assets are seeing day-rate improvement and high utilization across both in the inland and offshore divisions.

Looking forward to the second quarter, we expect continued strong performance in our Sulfur Services Segment fertilizer division.  In addition, the Partnership will benefit from additional assets coming on line in our Terminalling and Storage Segment.”

Investors’ Conference Call

An investor’s conference call to review the first quarter results will be held on Thursday, May 3, 2012, at 8:00 a.m. Central Time.  The conference call can be accessed by calling (877) 878-2695.  An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on May 3, 2012 through 10:59 p.m. Central Time on May 10, 2012.  The access codes for the conference call and the audio replay are as follows:  Conference ID No. 75247296. www.martinmidstream.com.

About Martin Midstream Partners

Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; sulfur and sulfur-based products processing, manufacturing, and distribution; and marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements.  While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors.  A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission.  Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership reports its financial results in accordance with United States generally accepted accounting principles (GAAP).  However, from time to time, the Partnership uses certain non-GAAP financial measures such as distributable cash flow because the Partnership’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of Partnership’s cash available to pay distributions.  Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with GAAP.  Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, the Partnership has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

The Partnership has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. The Partnership calculates distributable cash flow as follows: net income (as reported in statements of operations), plus depreciation and amortization, amortization of debt discount and amortization of deferred debt issue costs (as reported in statements of cash flows), less deferred taxes (as reported in statements of cash flows), less gain on sale of property, plant and equipment, less payments of notes payable and capital lease obligations expenditures (as described below), plus distribution equivalents from unconsolidated entities (as described below), less invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in statements of operations), plus non-cash mark-to-market on derivatives (as reported in statements of cash flows), less payments for plant turnaround costs (as reported in statements of cash flows), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in the Partnership’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2012), plus unit-based compensation (as reported in statements of changes in capital).

The Partnership’s payments of notes payable and capital lease obligations is calculated as payments of notes payable and capital lease obligations (as reported in the statement of cash flows), less the early extinguishment of notes payable of $6.3 million.

The Partnership’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in statements of cash flows), plus return of investments from unconsolidated entities (as reported in statements of cash flows), plus distributions in-kind from unconsolidated entities (as reported in statements of cash flows).  For the quarter ended March 31, 2012, the Partnership’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $1.2 million and $3.1 million, respectively.

The Partnership’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in statements of cash flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 5, 2012).  For the quarter ended March 31, 2012, the Partnership’s distributions from (contributions to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were ($8.4) million and $9.4 million, respectively.

Additional information concerning the Partnership is available on the Partnership’s website at www.martinmidstream.com, or

Joe McCreery,
Vice President - Finance and Head of Investor Relations,
Martin Midstream Partners L.P.
Phone (903) 812-7989
joe.mccreery@martinmlp.com

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2012 (Unaudited)	December 31, 2011 (Audited)
Assets
Cash	$8,782	$266
Accounts and other receivables, less allowance for doubtful accounts of $2,979 and $3,021, respectively	112,137	126,461
Product exchange receivables	9,213	17,646
Inventories	81,487	78,163
Due from affiliates	9,923	5,968
Fair value of derivatives	675	622
Other current assets	2,001	1,978
Total current assets	224,218	231,104

Property, plant and equipment, at cost	740,978	711,052
Accumulated depreciation	(244,023)	(233,710)
Property, plant and equipment, net	496,955	477,342

Goodwill	37,268	37,268
Investment in unconsolidated entities	177,428	170,497
Deferred debt costs	12,640	13,330
Fair value of derivatives	41	—
Other assets, net	19,115	19,568
	$967,665	$949,109
Liabilities and Partners’ Capital
Current installments of long-term debt and capital lease obligations	$198	$1,261
Trade and other accounts payable	96,107	125,970
Product exchange payables	30,583	37,313
Due to affiliates	14,167	18,485
Income taxes payable	1,156	893
Fair value of derivatives	530	362
Other accrued liabilities	12,131	11,022
Total current liabilities	154,872	195,306

Long-term debt and capital leases, less current maturities	433,684	458,941
Deferred income taxes	7,487	7,657
Other long-term obligations	1,601	1,589
Total liabilities	597,644	663,493

Partners’ capital	369,459	284,990
Accumulated other comprehensive income	562	626
Total partners’ capital	370,021	285,616
Commitments and contingencies
	$967,665	$949,109

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2012.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
 (Unaudited)
 (Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2012	2011
Revenues:
Terminalling and storage *	$20,186	$18,123
Marine transportation *	20,862	19,399
Sulfur services	2,926	2,850
Product sales: *
Natural gas services	201,013	167,211
Sulfur services	71,626	56,908
Terminalling and storage	21,673	18,545
	294,312	242,664
Total revenues	338,286	283,036

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	193,180	158,204
Sulfur services *	54,960	44,442
Terminalling and storage	20,020	16,560
	268,160	219,206
Expenses:
Operating expenses *	38,170	34,349
Selling, general and administrative *	5,689	5,028
Depreciation and amortization	11,095	10,942
Total costs and expenses	323,114	269,525
Other operating income	4	—
Operating income	15,176	13,511

Other income (expense):
Equity in earnings of unconsolidated entities	2,847	2,376
Interest expense	(7,207)	(8,402)
Debt prepayment premium	(251)	—
Other, net	61	60
Total other income (expense)	(4,550)	(5,966)

Net income before taxes	10,626	7,545
Income tax benefit (expense)	(97)	(223)
Net income	$10,529	$7,322

General partner’s interest in net income	$1,450	$1,229
Limited partners’ interest in net income	$9,079	$5,816

Net income per limited partner unit – basic and diluted	$0.40	$0.31

Weighted average limited partner units - basic	22,576,404	18,760,861
Weighted average limited partner units - diluted	22,579,908	18,761,611

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2012.

*Related Party Transactions Included Above
Revenues:
Terminalling and storage	$15,274	$12,938
Marine transportation	4,857	6,565
Product Sales	4,290	5,399
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	25,345	23,205
Sulfur services	4,431	4,152
Expenses:
Operating expenses	14,091	12,042
Selling, general and administrative	3,678	3,031

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)
	Partners’ Capital
	Common		Subordinated		General Partner	Accumulated Other Comprehensive Income
	Units	Amount	Units	Amount	Amount	(Loss)	Total

Balances – January 1, 2011	17,707,832	$250,785	889,444	$17,721	$4,881	$1,419	$274,806

Net income	—	6,093	—	—	1,229	—	7,322

Recognition of beneficial conversion feature	—	(277)	—	277	—	—	—

Follow-on public offering	1,874,500	70,330	—	—	—	—	70,330

General partner contribution	—	—	—	—	1,505	—	1,505

Cash distributions	—	(13,458)	—	—	(1,416)	—	(14,874)

Excess purchase price over carrying value of acquired assets	—	(19,685)	—	—	—	—	(19,685)

Unit-based compensation	9,100	36	—	—	—	—	36

Purchase of treasury units	(9,100)	(347)	—	—	—	—	(347)

Adjustment in fair value of derivatives	—	—	—	—	—	(1,323)	(1,323)

Balances – March 31, 2011	19,582,332	$293,477	889,444	$17,998	$6,199	$96	$317,770

Balances – January 1, 2012	20,471,776	$279,562	—	$—	$5,428	$626	$285,616

Net income	—	9,079	—		1,450	—	10,529

Follow-on public offering	2,645,000	91,377	—	—	—	—	91,377

General partner contribution	—	—	—	—	1,951	—	1,951

Cash distributions	—	(17,626)	—	—	(1,818)	—	(19,444)

Unit-based compensation		56	—	—	—	—	56

Adjustment in fair value of derivatives	—	—	—	—	—	(64)	(64)

Balances – March 31, 2012	23,116,776	$362,448	—	$—	$7,011	$562	$370,021

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2012.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$10,529	$7,322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,095	10,942
Amortization of deferred debt issuance costs	690	1,140
Amortization of debt discount	87	88
Deferred taxes	(170)	(3)
Gain on sale of property, plant and equipment	(4)	—
Equity in earnings of unconsolidated entities	(2,847)	(2,376)
Distributions in-kind from equity investments	3,090	3,948
Non-cash mark-to-market on derivatives	10	456
Other	56	36
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	14,324	577
Product exchange receivables	8,433	3,845
Inventories	(3,324)	2,320
Due from affiliates	(3,955)	(2,792)
Other current assets	(23)	(461)
Trade and other accounts payable	(29,863)	(2,333)
Product exchange payables	(6,730)	(2,649)
Due to affiliates	(4,318)	4,314
Income taxes payable	263	226
Other accrued liabilities	1,109	3,299
Change in other non-current assets and liabilities	53	155
Net cash provided by (used in) operating activities	(1,495)	28,054
Cash flows from investing activities:
Payments for property, plant and equipment	(30,082)	(14,875)
Acquisitions	—	(16,815)
Payments for plant turnaround costs	(305)	(1,995)
Proceeds from sale of property, plant and equipment	95	—
Return of investments from unconsolidated entities	1,232	60
Distributions from (contributions to) unconsolidated entities for operations	(8,406)	(3,651)
Net cash used in investing activities	(37,466)	(37,276)
Cash flows from financing activities:
Payments of long-term debt	(146,000)	(101,500)
Payments of notes payable and capital lease obligations	(6,407)	(268)
Proceeds from long-term debt	126,000	73,500
Net proceeds from follow on offering	91,377	70,330
Treasury units purchased	—	(347)
General partner contribution	1,951	1,505
Excess purchase price over carrying value of acquired assets	—	(19,685)
Cash distributions paid	(19,444)	(14,874)
Net cash provided by financing activities	47,477	8,661
Net increase (decrease) in cash	8,516	(561)
Cash at beginning of period	266	11,380
Cash at end of period	$8,782	$10,819

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2012.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
Unaudited

Terminalling and Storage Segment	Three Months Ended March 31,
	2012	2011
	(In thousands)
Revenues:
Services	$21,361	$19,102
Products	21,673	18,544
Total revenues	43,034	37,646

Cost of products sold	20,540	17,490
Operating expenses	14,045	12,315
Selling, general and administrative expenses	10	84
Depreciation and amortization	4,723	4,540
	3,716	3,217
Other operating income	20	-
Operating income	$3,736	$3,217

Natural Gas Services Segment	Three Months Ended March 31,
	2012	2011
Revenues:	(In thousands)
NGLs	$194,280	$155,300
Natural gas	5,041	10,016
Non-cash mark-to-market adjustment of commodity derivatives	(10)	177
Gain on cash settlements of commodity derivatives	73	—
Other operating fees	1,629	1,718
Total revenues	201,013	167,211

Cost of products sold:
NGLs	188,422	148,689
Natural gas	5,135	9,720
Total cost of products sold	193,557	158,409

Operating expenses	2,110	2,110
Selling, general and administrative expenses	1,882	1,851
Depreciation and amortization	1,538	1,515
	1,926	3,326
Other operating income	9	—
Operating income	$1,935	$3,326

NGLs Volumes (Bbls)	3,077	2,485
Natural Gas Volumes (Mmbtu)	2,143	2,620

Waskom:
Plant Inlet Volumes (Mmcf/d)	262	272
Frac Volumes (Bbls/d)	10,899	8,049

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
Unaudited

Sulfur Services Segment	Three Months Ended March 31,
	2012	2011
Revenues:	(In thousands)
Services	$2,926	$2,850
Products	71,626	56,908
Total revenues	74,552	59,758

Cost of products sold	55,051	44,532
Operating expenses	4,193	4,691
Selling, general and administrative expenses	955	886
Depreciation and amortization	1,793	1,622
	12,560	8,027
Other operating income (loss)	(25)	—
Operating income	$12,535	$8,027

Sulfur (long tons)	308.2	375.3
Fertilizer (long tons)	93.9	77.6
Sulfur Services Volumes (long tons)	402.1	452.9

Marine Transportation Segment	Three Months Ended March 31,
	2012	2011
	(In thousands)
Revenues	$21,567	$21,439
Operating expenses	18,714	17,026
Selling, general and administrative expenses	424	389
Depreciation and amortization	3,041	3,265
	(612)	759
Other operating income	-	-
Operating income	$(612)	$759

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)
Three Months Ended March 31, 2012

Net income	$10,529

Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	11,095
Amortization of debt discount	87
Amortization of deferred debt issuance costs	690
Deferred taxes	(170)
Gain on sale of property, plant and equipment	(4)
Payments of notes payable and capital lease obligations	(130)
Distribution equivalents from unconsolidated entities1	4,322
Invested cash in unconsolidated entities2	1,018
Equity in earnings of unconsolidated entities	(2,847)
Non-cash mark-to-market on derivatives	10
Payments for plant turnaround costs	(305)
Maintenance capital expenditures	(1,531)
Unit-based compensation	56
Distributable cash flow	$22,820

1 Distribution equivalents from unconsolidated entities: Distributions from unconsolidated entities	$—
Return of investments from unconsolidated entities	1,232
Distributions in-kind from equity investments	3,090
Distributions equivalents from unconsolidated entities	$4,322

2 Invested cash in unconsolidated entities:
Distributions from (contributions to) unconsolidated entities for operations	$(8,406)
Expansion capital expenditures in unconsolidated entities	9,424
Invested cash in unconsolidated entities	$1,018